News Release

Investor Contacts:

Crescendo Communications

T: 844-589-8760

mnga@crescendo-ir.com

MagneGas Receives Preliminary Order for

Agricultural Sterilization Unit for Deployment in Italy

Represents Second Sterilization Unit Sale Opportunity in Europe

TAMPA, FL – December 19, 2017 — MagneGas Corporation (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today a preliminary order for a MagneGas sterilization unit, subject to certain additional terms and conditions, to be delivered into the southern Italian market in the first half of 2018. The unit would be used primarily for the sterilization of agricultural waste. The project is expected to be funded in part by an Italian grant designed to support waste reduction and carbon emission reductions.

“We are very encouraged by the increased level of interest in our sterilization technology,” commented Ermanno Santilli, CEO of MagneGas. “Our technology has proven to be commercially attractive for the sterilization of leachates in landfills in Italy, and we already have an order for a small sterilization unit in progress to help scale up that project. With this preliminary order, we are expanding the scope of our technology, and look forward to demonstrating the commercial viability of our technology to sterilize agricultural waste. We have made tremendous progress through our USDA pilot program in Florida and the prior program in Indiana to gather data that supports the efficacy of our unit in sterilizing organic wastes. This opportunity to now shift to a commercial pilot program in Italy is especially encouraging. We believe this pilot will serve as an excellent springboard to additional opportunities across the European Union.”

“This is another example of our ability to convert research and development projects into viable commercial opportunities,” commented Scott Mahoney, CFO of MagneGas. “Our USDA grant-funded sterilization project in Florida, the MagneGas2® production projects in Europe, and this second opportunity in Italy are all instances where outside capital is being injected into MagneGas to reduce or completely offset the costs associated with unlocking a major new potential revenue stream for the Company. Our R&D team is highly focused on identifying more opportunities like this in the coming months.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas®, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.